UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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The Timken Company

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Notice of
2007
Annual Meeting of
Shareholders
and
Proxy Statement

THE TIMKEN COMPANY
Canton, Ohio U.S.A.

Ward J. Timken, Jr.
Chairman - Board of Directors
The Timken Company
1835 Dueber Avneue, S.W.
P.O. Box 6927
Canton, OH 44706-0927 U.S.A.
Telephone: 330-438-3000

March 15, 2007

Dear Shareholder:

The 2007 Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 1, 2007, at ten o’clock in the morning at the corporate offices of the Company in Canton, Ohio.

This year, you are being asked to act upon two matters. The first is the election of Directors recommended by your Board of Directors. The second is consideration of a shareholder proposal that your Directors are recommending you do not support. Details of these matters are contained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Please read the enclosed information carefully before voting your shares. Voting your shares as soon as possible will ensure your representation at the meeting, whether or not you plan to attend.

I appreciate the strong support of our shareholders over the years and look forward to a similar vote of support at the 2007 Annual Meeting of Shareholders.

Sincerely,

Ward J. Timken, Jr.

Enclosure

THE TIMKEN COMPANY
Canton, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 1, 2007, at 10:00 a.m., at 1835 Dueber Avenue, S.W., Canton, Ohio, for the following purposes:
1.	To elect five Directors to serve in Class I for a term of three years.

2.	To consider a shareholder proposal submitted by the New York City Pension Funds requesting that the Company implement equal employment opportunity policies prohibiting discrimination based on sexual orientation and gender identity.

3.	To transact such other business as may properly come before the meeting.
Holders of Common Stock of record at the close of business on February 16, 2007, are the shareholders entitled to notice of and to vote at the meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED ON THE ENCLOSED PROXY CARD.
SCOTT A. SCHERFF
Corporate Secretary and
Assistant General Counsel
March 15, 2007
YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR
PROXY CARD OR VOTE ELECTRONICALLY.

THE TIMKEN COMPANY

____________________
PROXY STATEMENT
     The enclosed proxy is solicited by the Board of Directors of The Timken Company (the “Company”) in connection with the Annual Meeting of Shareholders to be held on May 1, 2007, at 10:00 a.m. local time at the Company’s corporate offices, and at any adjournments and postponements thereof, for the purpose of considering and acting upon the matters specified in the foregoing Notice. The mailing address of the corporate offices of the Company is 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. The approximate date on which this Proxy Statement and form of proxy will be first sent or given to shareholders is March 26, 2007.
     The Board of Directors is not aware that matters other than those specified in the foregoing Notice will be brought before the meeting for action. However, if any such matters should be brought before the meeting, the persons appointed as proxies may vote or act upon such matters according to their judgment.
ELECTION OF DIRECTORS
     The Company presently has thirteen Directors who, pursuant to the Amended Regulations of the Company, are divided into three classes with five Directors in Class I, four Directors in Class II and four Directors in Class III. From the 2006 Annual Meeting of Shareholders until July 10, 2006, there were twelve Directors, with five Directors in Class I, four Directors in Class II and three Directors in Class III. At the Board of Directors’ meeting held on July 10, 2006, the Board passed a resolution increasing the size of the Board from twelve to thirteen Directors, effective July 10, 2006, and John P. Reilly was elected by the Directors then in office to fill the vacancy apportioned to Class III. At the 2007 Annual Meeting of Shareholders, five Directors will be elected to serve in Class I for a three-year term to expire at the 2010 Annual Meeting of Shareholders. Under Ohio law and the Company’s Amended Regulations, candidates for Director receiving the greatest number of votes will be elected. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will not be counted in the election of Directors and will not have any effect on the result of the vote.
     If any nominee becomes unable, for any reason, to serve as a Director, or should a vacancy occur before the election (which events are not anticipated), the Directors then in office may substitute another person as a nominee or may reduce the number of nominees as they shall deem advisable.
ITEM NO. 1
ELECTION OF CLASS I DIRECTORS
     The Board of Directors, by resolution at its February 6, 2007 meeting, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, nominated the five individuals set forth below to be elected Directors in Class I at the 2007 Annual Meeting of Shareholders to serve for a term of three years expiring at the Annual Meeting of Shareholders in 2010 (or until their respective successors are elected and qualified). All of the nominees have been previously elected as a Director by the shareholders. Each of the nominees listed below has consented to serve as a Director if elected.
     Unless otherwise indicated on any proxy, the persons named as proxies on the enclosed proxy form intend to vote the shares covered by such proxy form in favor of the nominees named below. The Board of Directors unanimously recommends a vote FOR the election of the nominees named below.

     The following table, based on information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of January 10, 2007.

	Age; Principal Position or Office;Director
	Business Experience for Last Five Years;	Continuously
Name of Nominee	Directorships of Publicly Held Companies	Since
James W. Griffith	53, President and Chief Executive Officer of The Timken Company, since 2002. Previous position: President and Chief Operating Officer, 1999-2002. Director of: Goodrich Corporation.	1999

Jerry J. Jasinowski	68, Retired President and Chief Executive Officer of the National Association of Manufacturers and Retired President of The Manufacturing Institute, the education and research arm of the National Association of Manufacturers, the nation’s largest industrial trade association, since 2006. Previous positions: President — The Manufacturing Institute, 2005-2006; President and Chief Executive Officer — National Association of Manufacturers, 1990-2004. Director of: webMethods, Inc.; Harsco Corporation; The Phoenix Companies, Inc.	2004

John A. Luke, Jr.	58, Chairman and Chief Executive Officer of MeadWestvaco Corporation, a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals, since 2003. Previous positions: Chairman, President and Chief Executive Officer of MeadWestvaco Corporation, 2003; President and Chief Executive Officer of MeadWestvaco Corporation, 2002-2003; Director of: The Bank of New York Company, Inc.; FM Global; MeadWestvaco Corporation.	1999

Frank C. Sullivan	46, President and Chief Executive Officer of RPM International Inc., a world leader in specialty coatings, since 2002. Previous position: President and Chief Operating Officer, RPM International Inc., 2001-2002. Director of: RPM International Inc.	2003

Ward J. Timken	64, President — Timken Foundation of Canton, a private, charitable foundation to promote civic betterment through capital fund grants, since 2004. Previous position: Vice President of The Timken Company, 1992-2003.	1971

CONTINUING DIRECTORS
     The remaining eight Directors, named below, will continue to serve in their respective classes until their respective terms expire. The following table, based on information obtained in part from the respective Directors and in part from the records of the Company, sets forth information regarding each continuing Director as of January 10, 2007.

	Age; Principal Position or Office;		Director
	Business Experience for Last Five Years;	Term	Continuously
Name of Director	Directorships of Publicly Held Companies	Expires	Since
Phillip R. Cox	59, President and Chief Executive Officer of Cox Financial Corporation, a financial services company, since 1972. Director of: Cincinnati Bell, Inc.; Diebold, Incorporated; Duke Energy Corporation; Touchstone Mutual Funds.	2008	2004

Robert W. Mahoney	70, Chairman Emeritus of Diebold, Incorporated, a company specializing in the automation of self-service transactions, security products, software and service for its products, since 1999. Director of: Cincinnati Bell, Inc.; Sherwin-Williams Co.	2008	1992

Joseph W. Ralston	63, Vice Chairman, The Cohen Group, an organization that provides clients with comprehensive tools for understanding and shaping their business, political, legal, regulatory and media environments, since 2003. Previous positions: General — United States Air Force (Retired); Supreme Allied Commander, Europe, NATO, 2000-2003. Director of: Lockheed Martin Corporation; URS Corporation.	2009	2003

John P. Reilly	63, Retired Chairman, President and Chief Executive Officer of Figgie International, an international diversified operating company, since 1998. Director of: Exide Corporation (Chairman); Material Sciences Corporation; Marshfield Door Systems.	2009	2006

John M. Timken, Jr.	55, Private Investor.	2009	1986

Ward J. Timken, Jr.	39, Chairman — Board of Directors of The Timken Company, since 2005. Previous positions: Vice Chairman and President — Steel, 2005; Executive Vice President and President — Steel, 2004-2005; Corporate Vice President — Office of the Chairman, 2000-2003.	2008	2002

Joseph F. Toot, Jr.	71, Retired President and Chief Executive Officer of The Timken Company, since 1998. Director of: PSA Peugeot Citroen; Rockwell Automation, Inc.; Rockwell Collins, Inc.	2008	1968

	Age; Principal Position or Office;		Director
	Business Experience for Last Five Years;	Term	Continuously
Name of Director	Directorships of Publicly Held Companies	Expires	Since
Jacqueline F. Woods	59, Retired President of SBC/at&t Ohio, a telecommunications company, since 2000. Director of: School Specialty, Inc.; The Anderson’s Inc.	2009	2000
     Ward J. Timken is the father of Ward J. Timken, Jr. and the cousin of John M. Timken, Jr.
     The Board of Directors has adopted the independence standards of the New York Stock Exchange listing requirements for determining the independence of Directors. Those standards are annexed to this Proxy Statement as Appendix A. The Board has determined that the following continuing Directors or Director nominees have no material relationship with the Company and meet those independence standards: Phillip R. Cox, Jerry J. Jasinowski, John A. Luke, Jr., Robert W. Mahoney, Joseph W. Ralston, John P. Reilly, Frank C. Sullivan, John M. Timken, Jr., Joseph F. Toot, Jr., and Jacqueline F. Woods. With respect to John M. Timken, Jr., the Board determined that Mr. Timken’s family relationship to Ward J. Timken and Ward J. Timken, Jr. does not impair Mr. Timken’s independence. Further, with respect to the finding that Joseph F. Toot, Jr., a former Chief Executive Officer of the Company, is independent, important factors considered by the Board included the fact that Mr. Toot retired as an executive of the Company in 1998 and that he receives no cash compensation from the Company (excluding his pension) other than Director fees. The Board found that the office space and administrative support supplied to Mr. Toot by the Company do not create a material relationship.
     The Company’s Directors and executive officers are subject to the Company’s Standard of Business Ethics Policy, which requires that any potential conflicts of interest such as significant transactions with related parties be reported to the Company’s General Counsel. In the event of any potential conflict of interest, pursuant to the charter of the Nominating and Corporate Governance Committee and the provisions of the Standards of Business Ethics Policy, the Committee would review and, considering such factors as it deems appropriate under the circumstances, make a determination as to whether to grant a waiver to the Policy for any such transaction. Any waiver would be promptly disclosed to shareholders.
     The Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee, and a Nominating and Corporate Governance Committee. During 2006, there were seven meetings of the Board of Directors, ten meetings of its Audit Committee, four meetings of its Compensation Committee, and four meetings of its Nominating and Corporate Governance Committee. The Finance Committee was created in November 2006, and no meetings were conducted in 2006. All nominees for Director and all continuing Directors attended 75 percent or more of the meetings of the Board and its Committees on which they served. All members of the Board of Directors are expected to attend the Annual Meeting of Shareholders. All Board members then in office attended last year’s Annual Meeting of Shareholders. At each regularly scheduled meeting of the Board of Directors, the Nonemployee Directors and the independent Directors also meet separately in executive sessions. The Chairpersons of the standing committees preside over those sessions on a rotating basis.

DIRECTOR COMPENSATION
Cash Compensation
     Each Nonemployee Director who served in 2006 was paid at the annual rate of $60,000 for services as a Director. The Chairperson of the Audit Committee receives $30,000 annually in addition to base Director compensation and other members of the Audit Committee receive an additional $15,000 annually for serving on the Audit Committee. The Chairperson of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee each receive $15,000 annually in addition to base Director compensation and the other members of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee receive an additional $7,500 annually for serving on each Committee.
Stock Compensation
     Each Nonemployee Director serving at the time of the Annual Meeting of Shareholders on April 18, 2006, received a grant of 2,500 shares of Common Stock under The Timken Company Long-Term Incentive Plan, as Amended and Restated (the “Long-Term Incentive Plan”), following the meeting. The shares received are required to be held by each Nonemployee Director until his or her departure from the Board of Directors. Upon a Director’s initial election to the Board, each new Nonemployee Director receives a grant of 2,000 restricted shares of Common Stock under the Long-Term Incentive Plan, which vest over a five-year period. John P. Reilly received such a grant upon his election on July 10, 2006.
Compensation Deferral
     Any Director may elect to defer the receipt of all or a specified portion of his or her cash and/or stock compensation in accordance with the provisions of The Director Deferred Compensation Plan adopted by the Board on February 4, 2000. Pursuant to the plan, cash fees can be deferred into a notional account and paid at a future date requested by the Director. The account will be adjusted through investment crediting options, which include interest earned quarterly at a rate based on the prime rate plus one percent or the total shareholder return of the Company’s Common Stock, with amounts paid either in a lump sum or in installments in cash. Stock compensation can be deferred to a future date and paid either in a lump sum or installments and is payable in shares plus a cash amount representing dividend equivalents during the deferral period.
     The following table provides details of Director compensation in 2006.

		Stock Awards
Name	Fees Earned or	($)	All Other		Total
(1)	Paid in Cash	(2) (3)	Compensation		($)
Phillip R. Cox	$86,250	$104,281			$190,531
Jerry J. Jasinowski	$75,000	$103,923			$178,923
John A. Luke, Jr.	$82,500	$94,305			$176,805
Robert W. Mahoney	$90,000	$94,305			$184,305
Joseph W. Ralston	$82,500	$101,273			$183,773
John P. Reilly	$34,238	$5,550			$39,788
Frank C. Sullivan	$91,875	$101,105			$192,980
John M. Timken, Jr.	$76,875	$94,305			$171,180
Ward J. Timken	$60,000	$94,305			$154,305
Joseph F. Toot, Jr.	$67,500	$94,305	$49,300	(4)	$211,105
Jacqueline F. Woods	$75,000	$94,305			$169,305

(1)	Ward J. Timken, Jr., Chairman of the Board of Directors and James W. Griffith, President and Chief Executive Officer, are not included in this table as they are employees of the company and receive no compensation for their services as Directors.

(2)	The entire award of 2,500 shares of Common Stock on April 18, 2006, vested upon grant and expense under FAS 123R was immediately recognized upon grant amounting to $85,825 for each Director other than Mr. Reilly, who was not a Director on the date of grant.

(3)	Each Nonemployee Director also received a one-time grant of 3,000 non-qualified stock options on April 19, 2005 that vested in one year, valued at $25,440 based on its Black-Scholes value derived at the time of grant, other than Mr. Reilly, who was not a Director on the date of grant. The expense recognized under FAS 123R for that stock option grant for 2006 is $8,480. The remaining amounts shown in the table above are the expense recognized under FAS 123R for 2006 from the one-time grant of 2,000 restricted shares received by each Director upon joining the Board. Those amounts are as follows: Mr. Cox - $9,976; Mr. Jasinowski — $9,618; Mr. Ralston — $6,968; Mr. Reilly — $5,550; and Mr. Sullivan — $6,800.

As of December 31, 2006, each Nonemployee Director has the following number of options outstanding from grants in prior years: Mr. Cox — 3,000; Mr. Jasinowski — 6,000; Mr. Luke — 18,000; Mr. Mahoney — 18,000; Mr. Ralston — 9,000; Mr. Reilly — 0; Mr. Sullivan — 6,000; John M. Timken, Jr. — 9,000; Ward J. Timken — 45,500; Mr. Toot — 68,000; Mrs. Woods — 18,000. Totals for Ward J. Timken and Mr. Toot include outstanding option grants awarded when they were employees of the Company.

The following Directors have unvested shares remaining from his or her grant of 2,000 restricted shares upon his or her initial election to the Board: Mr. Cox — 1,200; Mr. Jasinowski — 1,200; Mr. Ralston — 800; Mr. Reilly — 2,000; and Mr. Sullivan — 800.

(4)	As a former Chief Executive Officer of the Company, Mr. Toot is provided an office, administrative support and home security system monitoring. These items are valued at the Company’s cost, and the office and administrative support constitute approximately 99% of the total value.
AUDIT COMMITTEE
     The Company has a standing Audit Committee of the Board of Directors, established in accordance with the requirements of the Securities Exchange Act of 1934. The Audit Committee has oversight responsibility with respect to the Company’s independent auditors and the integrity of the Company’s financial statements. The Audit Committee is composed of Frank C. Sullivan (Chairman), Phillip R. Cox, Robert W. Mahoney, John P. Reilly, and John M. Timken, Jr. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange. The Board of Directors of the Company has determined that the Company has at least one audit committee financial expert serving on the Audit Committee, and has designated Frank C. Sullivan as that expert.
     The Audit Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 40 of this Proxy Statement.
AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).
     The Audit Committee has received and reviewed the written disclosure and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.
Frank C. Sullivan, Chairman
Phillip R. Cox
Robert W. Mahoney
John P. Reilly
John M. Timken, Jr.
COMPENSATION COMMITTEE
     The Company has a standing Compensation Committee. The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating its senior management and Board of Directors. Members of the Compensation Committee are John A. Luke, Jr. (Chairman), Phillip R. Cox, Jerry J. Jasinowski, Joseph W. Ralston, John P. Reilly, and Jacqueline F. Woods. All members of the Compensation Committee are independent as defined in the listing standards of the New York Stock Exchange.
     The Company, with the guidance and approval of the Compensation Committee of the Board of Directors, has developed compensation programs for executive officers, including the Chief Executive Officer, that are intended to provide a total compensation package that enables the Company to attract, retain and motivate superior quality executive management, that reflects competitive market practices based on comparative data from a relevant peer group of companies, and that links the financial interests of executive management with those of shareholders, through short and long-term incentive plans clearly tied to corporate, business unit and individual performance. The Compensation Committee determines specific compensation elements for the Chief Executive Officer and considers and acts upon recommendations made by the Chief Executive Officer regarding the other executive officers.
     The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Senior Vice President — Human Resources and Organizational Advancement. The meetings are regularly attended by the Chairman of the Board, the Chief Executive Officer, Senior Vice President and General Counsel, Executive Vice President — Finance and Administration, Senior Vice President — Human Resources and Organizational Advancement and Director — Total Rewards. At each meeting, the Compensation Committee meets in executive session. The Chairman of the Compensation Committee reports the Committee’s actions regarding compensation of executive officers to the full Board of Directors. The Company’s Human Resources and Organizational Advancement department supports the Compensation Committee in its duties and may be delegated certain administrative duties in connection with the Company’s compensation programs. The Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of Director or executive officer compensation and the sole authority to approve the fees and other retention terms of any compensation consultants. The Compensation Committee has engaged Towers Perrin, a global professional services firm, to conduct annual reviews of its total compensation programs for executive officers and from time-to-time to review the total compensation of Directors. Towers Perrin also provides information to the Compensation Committee on trends in executive compensation and other market data.
     With respect to Director compensation, as stated above, the Compensation Committee periodically engages Towers Perrin to conduct reviews of total Director compensation, and the Committee then recommends to the full Board of Directors changes in Director compensation that will enhance the Company’s ability to attract and retain qualified Directors.
     The Compensation Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 40 of this Proxy Statement.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2006, with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the CD&A be included in this Proxy Statement for the year ended            December 31, 2006, for filing with the Securities and Exchange Commission.
John A. Luke, Jr. (Chairman)
Phillip R. Cox
Jerry J. Jasinowski
John P. Reilly
Joseph W. Ralston
Jacqueline F. Woods
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
     The Company has a standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, evaluating new Director candidates and incumbent Directors, and recommending Directors to serve as members of the Board Committees. Members of the Nominating and Corporate Governance Committee are Robert W. Mahoney (Chairman), Jerry J. Jasinowski, John A. Luke, Jr., Joseph W. Ralston, Joseph F. Toot, Jr., and Jacqueline F. Woods. All members of the Committee are independent as defined in the listing standards of the New York Stock Exchange.
     Director candidates recommended by shareholders will be considered in accordance with the Company’s Amended Regulations or otherwise. In order for a shareholder to submit a recommendation, the shareholder must deliver a communication by registered mail or in person to the Nominating and Corporate Governance Committee, c/o The Timken Company, 1835 Dueber Avenue, S.W., P.O. Box 6932, Canton, Ohio 44706-0932. Such communication should include the proposed candidate’s qualifications, any relationship between the shareholder and the proposed candidate and any other information that the shareholder would consider useful for the Nominating and Corporate Governance Committee to consider in evaluating such candidate. The General Policies and Procedures of the Board of Directors provide that general criteria for Director candidates include, but are not limited to, the highest integrity and ethical standards, the ability to provide wise and informed guidance to management, a willingness to pursue thoughtful, objective inquiry on important issues before the Company, and a range of experience and knowledge commensurate with the Company’s needs as well as the expectations of knowledgeable investors. The Nominating and Corporate Governance Committee will consider individuals it believes to be qualified to become Directors and will recommend candidates to the Board of Directors to fill new or vacant positions. In recommending candidates, the Committee will consider such factors as it deems appropriate, consistent with the factors set forth in the Board of Directors’ General Policies and Procedures. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications of, and making recommendations to the Board of Directors for, Director nominations submitted by shareholders. All Director nominees are evaluated in the same manner by the Nominating and Corporate Governance Committee, without regard to the source of the nominee recommendation.
     The Nominating and Corporate Governance Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 40 of this Proxy Statement.
     The Company’s code of business conduct and ethics called the “Standards of Business Ethics Policy” and its corporate governance guidelines called the “Board of Directors General Policies and Procedures” are reviewed annually by the Nominating and Corporate Governance Committee and are available on the Company’s website at www.timken.com. Copies are available upon request to the Company’s Corporate Secretary using the process described on page 40 of this Proxy Statement.

FINANCE COMMITTEE
     The Company has a standing Finance Committee. The Committee advises and consults with management and the Board of Directors regarding capital structure, dividend and investment policies and other financial matters affecting the Company. Members of the Finance Committee are Phillip R. Cox (Chairman), Frank C. Sullivan, John M. Timken, Jr. and Joseph F. Toot, Jr. All members of the Finance Committee are independent as defined in the listing standards of the New York Stock Exchange.
     The Finance Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 40 of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK
     The following table shows, as of January 10, 2007, the beneficial ownership of Common Stock of the Company by each continuing Director, nominee for Director and Executive Officer named in the Summary Compensation Table on page 23 of this Proxy Statement, and by all continuing Directors, nominees for Director and Executive Officers as a group. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and is based on the sole or shared power to vote or direct the voting or to dispose or direct the disposition of Common Stock. Beneficial ownership as determined in this manner does not necessarily bear on the economic incidents of ownership of Common Stock.

	Amount and Nature of Beneficial Ownership of Common Stock
	Sole Voting		Shared Voting
	Or Investment		or Investment		Aggregate		Percent of
Name	Power (1)		Power		Amount (1)		Class
Michael C. Arnold	130,699		0		130,699		*

Phillip R. Cox	7,300	(2)	0		7,300	(2)	*

Jacqueline A. Dedo	118,706		0		118,706		*

Glenn A. Eisenberg	113,327		0		113,327		*

James W. Griffith	607,371		40,964		648,335		*

Jerry J. Jasinowski	11,300	(2)	0		11,300	(2)	*

John A. Luke, Jr.	27,440		0		27,440		*

Robert W. Mahoney	29,781		0		29,781		*

Joseph W. Ralston	21,001		0		21,001		*

John P. Reilly	2,020		0		2,020		*

Frank C. Sullivan	13,200	(2)	0		13,200	(2)	*

John M. Timken, Jr.	612,623(3)		983,277	(4)	1,595,900	(3) (4)	1.7%

Ward J. Timken	503,461		6,486,141	(4)	6,989,602	(4)	7.4%

Ward J. Timken, Jr.	284,952		5,309,754	(4)	5,594,706	(4)	5.9%

Joseph F. Toot, Jr.	141,808		200		142,008		*

Jacqueline F. Woods	26,343		0		26,343		*

All Directors, Nominees for Director and Executive Officers as a Group (5)	2,914,858		7,001,892		9,916,750		10.5%
*	Percent of class is less than 1%.

(1)	Includes shares which the individual or group named in the table has the right to acquire, on or before March 11, 2007, through the exercise of stock options pursuant to the Long-Term Incentive Plan as follows: Michael C. Arnold — 67,450; Phillip R. Cox — 3,000; Jacqueline A. Dedo — 77,500; Glenn A. Eisenberg — 47,500; James W. Griffith — 421,500; Jerry J. Jasinowski — 6,000; John A. Luke, Jr. — 18,000; Robert W. Mahoney — 18,000; Joseph W. Ralston — 9,000; Frank C. Sullivan — 6,000; John M. Timken, Jr. — 9,000; Ward J. Timken — 45,500; Ward J. Timken, Jr. — 123,250; Joseph F. Toot, Jr. — 68,000; Jacqueline F. Woods — 18,000; all Directors, Nominees and Executive Officers as a Group — 1,043,100. Also includes 3,500 deferred shares for Phillip R. Cox; 3,500 deferred shares for Jerry J. Jasinowski; 4,500 deferred shares for Joseph W. Ralston; 5,000 deferred shares for Jacqueline Woods; and 800 vested deferred restricted shares for Phillip Cox; 800 vested deferred restricted shares for Jerry Jasinowski; and 1,200 vested deferred restricted shares for Frank Sullivan awarded as annual grants under the Long-Term Incentive Plan, which will not be issued until a later date under The Director Deferred Compensation Plan. Also includes 20,000 vested deferred restricted shares held by James W. Griffith and deferred under the 1996 Deferred Compensation Plan. The shares described in this footnote (1) have been treated as outstanding for the purpose of calculating the percentage of the class beneficially owned by such individual or group, but not for the purpose of calculating the percentage of the class owned by any other person.

(2)	Does not include unvested deferred restricted shares held by the following individuals: Phillip R. Cox — 1,200; Jerry J. Jasinowski — 1,200; and Frank C. Sullivan — 800.

(3)	Includes 197,886 shares for which John M. Timken, Jr. has sole voting and investment power as trustee of three trusts created as the result of distributions from the estate of Susan H. Timken.

(4)	Includes shares for which another individual named in the table is also deemed to be the beneficial owner, as follows: John M. Timken, Jr. — 517,500; Ward J. Timken — 5,818,444; Ward J. Timken, Jr. — 5,300,944.

(5)	The number of shares beneficially owned by all Directors, nominees for Directors and Executive Officers as a group has been calculated to eliminate duplication of beneficial ownership. This group consists of 20 individuals.

     The following table gives information known to the Company about each beneficial owner of more than 5% of Common Stock of the Company.

Beneficial Owner	Amount	Percent of Class
Timken family (1)	11,386,896 shares	12%
Participants in The Timken Company Savings and Investment Pension Plan (2)	8,064,521 shares	8.6%
Lord, Abbett & Co. LLC (3)	7,379,701 shares	7.8%
Earnest Partners LLC (4)	5,361,728 shares	5.7%
Barclays Global Investors, N.A. (5)	5,103,476 shares	5.4%

(1)	Members of the Timken family, including John M. Timken, Jr.; Ward J. Timken; and Ward J. Timken, Jr., have in the aggregate sole or shared voting power with respect to at least an aggregate of 11,386,896 shares (12%) of Common Stock, which amount includes 538,750 shares that members of the Timken family have the right to acquire on or before March 11, 2007. The Timken Foundation of Canton, 200 Market Avenue, North, Suite 201, Canton, Ohio 44702, holds 5,247,944 of these shares, representing 5.6% of the outstanding Common Stock. Ward J. Timken; Joy A. Timken; Ward J. Timken, Jr.; and Nancy S. Knudsen are trustees of the Foundation and share the voting and investment power with respect to such shares.

(2)	Trustee of the plan is J. P. Morgan Retirement Plan Services LLC, P.O. Box 419784, Kansas

City, MO 64179-0654.

(3)	A filing with the Securities and Exchange Commission dated February 12, 2007, by Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, New Jersey 07302, indicated that it has voting or investment power over 7,379,701 shares (7.8%) of the Company’s outstanding Common Stock.

(4)	A filing with the Securities and Exchange Commission dated February 14, 2007, by Earnest Partners LLC, 1180 Peachtree Street, Atlanta, Georgia 30309, indicated that it has or shares voting or investment power over 5,361,728 shares (5.7%) of the Company’s outstanding Common Stock.

(5)	A filing with the Securities and Exchange Commission dated January 31, 2007, by Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California 94105, indicated that it has or shares voting or investment power over 5,103,476 shares (5.4%) of the Company’s outstanding Common Stock.
(1)	Members of the Timken family, including John M. Timken, Jr.; Ward J. Timken; and Ward J. Timken, Jr., have in the aggregate sole or shared voting power with respect to at least an aggregate of 11,386,896 shares (12%) of Common Stock, which amount includes 538,750 shares that members of the Timken family have the right to acquire on or before March 11, 2007. The Timken Foundation of Canton, 200 Market Avenue, North, Suite 201, Canton, Ohio 44702, holds 5,247,944 of these shares, representing 5.6% of the outstanding Common Stock. Ward J. Timken; Joy A. Timken; Ward J. Timken, Jr.; and Nancy S. Knudsen are trustees of the Foundation and share the voting and investment power with respect to such shares.

(2)	Trustee of the plan is J. P. Morgan Retirement Plan Services LLC, P.O. Box 419784, Kansas

City, MO 64179-0654.

(3)	A filing with the Securities and Exchange Commission dated February 12, 2007, by Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, New Jersey 07302, indicated that it has voting or investment power over 7,379,701 shares (7.8%) of the Company’s outstanding Common Stock.

(4)	A filing with the Securities and Exchange Commission dated February 14, 2007, by Earnest Partners LLC, 1180 Peachtree Street, Atlanta, Georgia 30309, indicated that it has or shares voting or investment power over 5,361,728 shares (5.7%) of the Company’s outstanding Common Stock.

(5)	A filing with the Securities and Exchange Commission dated January 31, 2007, by Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California 94105, indicated that it has or shares voting or investment power over 5,103,476 shares (5.4%) of the Company’s outstanding Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS
     The Company, with the guidance and approval of the Compensation Committee of the Board of Directors, has developed compensation programs for executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”), that are intended to provide a total compensation package that:
•	enables the Company to attract, retain and motivate superior quality executive management;

•	reflects competitive market practices based on comparative data from a relevant peer group of companies; and

•	links the financial interests of executive management with those of shareholders, through short and long-term incentive plans clearly tied to corporate, business unit and individual performance.
     The Company believes that to meet these objectives it needs to provide a balance of current and long-term compensation. Current compensation provides needed personal liquidity, focuses executives on short-term priorities and dampens the impact of a volatile stock market. Providing a significant portion of executive compensation in the form of long-term compensation strengthens the alignment of executives to the long-term performance of the Company and provides a balance against short-term decision making. The allocation between current and long-term compensation is based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive values as well as the Committee’s assessment of the appropriate mix for the position. The Company also considers certain internal factors that may cause it to adjust a particular element of an executive’s compensation. These internal factors may include the executive’s operating responsibilities, management level, retention risk and tenure and performance in the position.
     While there is no fixed policy regarding the mix between current and long-term compensation for each position, the company does vary the mix of current and long-term compensation by management level. For example, the Chief Executive Officer and Chairman positions receive more of their compensation in the form of long-term compensation relative to the other named executive officers, with both receiving approximately 40% in current compensation and 60% in long-term compensation, made up of approximately:
•	20% in current cash base salary;

•	20% in current cash bonus tied to annual performance goals;

•	20% in long-term cash bonus pay tied to performance over a three-year cycle; and

•	40% in long-term equity incentive compensation (stock options and restricted shares).
     In comparison, the other named executive officers receive approximately 50% in current compensation and 50% in long-term compensation. Positions lower in the organization have a greater emphasis on current pay. This reflects the Company’s view that more senior executives should have a more significant incentive to focus on and drive the long-term performance of the Company. The Chief Executive Officer and Chairman are expected to focus more than other senior executives on strategic issues that drive long-term performance.
     The Company also believes that both cash and non-cash compensation are required in order to meet the objectives described above. Cash is used as both current and long-term compensation, while non-cash compensation (i.e., share-based awards) is generally used only for long-term compensation. Cash compensation includes base salary, annual incentive awards and performance units, which are cash-based awards payable at the end of three years subject to attainment of certain corporate performance targets. Non-cash compensation includes stock option grants and restricted share grants.
     The allocation between cash and non-cash compensation is primarily based on competitive market practices for individual program elements, including salary, annual incentive compensation and long-term incentive grants, and the company’s policy with respect to allocating between the different types of long-term incentive grants, including cash-based long-term performance units, restricted shares and stock options. Compensation tied to equity is intended to align the recipient’s interests with shareholders and cause changes in stock price to have a meaningful impact on the recipient’s personal wealth.
     Similar to the mix between current and long-term compensation, the Company does not target a fixed allocation between cash and non-cash compensation by position but rather looks at each element of pay and determines the appropriate mix of cash and non-cash based on market and internal considerations. As a result, the allocation varies by management level. For example, the Chief Executive Officer and the Chairman each receive approximately 55% to 60% of total target compensation in the form of cash compensation and the remaining 40% to 45% in non-cash compensation. In comparison, the other named-executive officers receive 65% to 70% of total target compensation in the form of cash compensation and 30% to 35% in non-cash compensation. The mix of compensation ultimately realized by the executives is determined by a combination of individual, team and company performance over time.
     There are several factors that the Company evaluates in determining increases or decreases in compensation. These may include: promotions, individual performance, market compensation trends (such as changes in typical target annual incentive levels or changes in market long-term incentive values), and internal considerations such as changes in the executive’s responsibility. The amount of past compensation realized or potentially realizable does not directly impact the level at which future pay opportunities have been set.
     The Company annually reviews survey data from nationally recognized consulting firms. Collectively, these databases reflect the pay practices of hundreds of companies. In setting the compensation for the Company’s executive officers for 2006, the Compensation Committee conducted a review of total compensation provided by companies with net sales between $3 and $6 billion dollars. The Company believes that the size and complexity of the organization should be reflected in how compensation is determined. On the basis of guidance from Towers Perrin, the Company’s external compensation advisor, company revenues are viewed as the most reliable predictor of pay available to capture differences in size and scope among companies, which is why the market data are adjusted based on revenues.
     Guidelines for salaries, annual incentives and long-term incentive grants are based on the 50th percentile of the general industry data specific to each position. In some instances, the Company may provide compensation above or below the 50th percentile for a particular element for a particular position, based on previously-mentioned internal factors, including the executive’s operating responsibilities, management level, retention risk and tenure and performance in the position. The Company believes that targeting pay at the median in aggregate and adjusting pay above or below median for individual positions provides the proper balance between establishing fair and reasonable pay levels and requiring that performance exceed expectations in order to deliver pay that is higher than that provided by the majority of companies in the comparison group.
     The Chief Executive Officer and the Senior Vice President — Human Resources and Organizational Advancement prepare compensation recommendations for the named executive officers (other than the Chief Executive Officer and Chairman positions) and present these recommendations to the Compensation Committee. The Chief Executive Officer’s and Chairman’s compensation packages are determined by the Compensation Committee and approved by the independent members of the Board of Directors during executive session.
     The Company compares each element of compensation provided to its executive officers to the market data, and considers the total compensation package in relation to the target established for the position. Following completion of this analysis and development of proposed base salary ranges, target annual performance award opportunities and long-term incentive grants, an external compensation consultant reviews the information and discusses the findings with the Compensation Committee. The Committee then approves, with any modifications it deems appropriate, base salary ranges, target annual performance award opportunities and long-term incentive grants for the Company’s executive officers.
     As part of this process, the Compensation Committee reviews all the components of the Chief Executive Officer’s and the other named executive officers’ compensation and determines that each individual’s total compensation is reasonable and consistent with the Company’s compensation philosophy.
     The company analyzes the overall expense arising from aggregate executive compensation levels and awards and the components of the Company’s pay, as well as the accounting and tax treatment of such programs. The Company has addressed the impact of Section 162(m) of the Internal Revenue Code (the “Code”) by obtaining shareholder approval of the Senior Executive Management Performance Plan and the Long-Term Incentive Plan and by allowing certain grants under the Long-Term Incentive Plan to qualify as performance-based compensation. The Chief Executive Officer and the other named executive officers all participated in the Senior Executive Management Performance plan for 2006. The Compensation

Committee considers the deductibility of compensation and benefits for Federal income tax purposes, along with other relevant factors, when determining executive compensation practices.
Base Salary
     The base salary component of executive compensation is intended to reflect an individual’s competencies, skills, experience and performance. Base salary ranges for executive officers are determined by the Compensation Committee based on external surveys of salary practices for positions with similar levels of responsibility and in consultation with an external compensation consultant. At least annually, the Committee reviews the base salary amounts for the Chief Executive Officer and the Chairman in light of their experience, leadership and performance in relation to the performance of the Company, position in the salary range and internal equity considerations and then makes recommendations regarding their base salaries to the full Board for approval. The Compensation Committee also reviews and approves, with any modifications it deems appropriate, the recommendations of the Chief Executive Officer regarding individual base salary amounts for each of the other named executive officers based on the same factors.
     Following this review process in 2006, the Compensation Committee determined that no base salary adjustment was required for the Chief Executive Officer or the Chairman in light of current market data and the desired emphasis on incentive pay for these positions. The other named executive officers received increases in their base salaries that ranged from 5.4% to 13.6%, based on the factors discussed above. The Committee also considered internal equity among the positions in coming to these decisions.
Annual Performance Award
     The Company’s Senior Executive Management Performance Plan provides the named executive officers with the opportunity to earn annual incentive compensation based on the achievement of corporate performance goals established by the Compensation Committee and approved by the Board of Directors. It is intended to focus the named executive officers on specific performance goals in the current year.
     For 2006, the Chief Executive Officer and the other named executive officers all participated in the Senior Executive Management Performance Plan. The plan provided a target award opportunity of 100% of base salary for the Chief Executive Officer and the Chairman and 60% of base salary for the other named executive officers, although the actual awards could be higher or lower than the target depending upon the attainment of the goals. The Company also has a Management Performance Plan for other executive officers and key employees that provides an annual incentive opportunity based on measures and goals similar to those of the Senior Executive Management Performance Plan.
     The Compensation Committee establishes the performance goals each year based upon business plans approved by management and reviewed with the Board of Directors as well as competitive market practice. The performance goals may differ from the business plan in a given year, but are intended to reflect desired performance over the course of a full business cycle. Accordingly, goals are established with the objective of paying approximately at target, on average, over a full business cycle, with a low probability of either failing to reach threshold levels or reaching maximum levels.
     For 2006, the primary performance measurement was return on invested capital, defined as earnings before interest and taxes as a percentage of beginning invested capital (“EBIT/BIC”), excluding the effects of restructuring and impairment charges and accounting changes as defined by generally accepted accounting principles. The Committee believes that EBIT/BIC is closely correlated with the creation of shareholder value. This measure is considered at the corporate level and for each business unit, although for 2006 all named executive officers were measured only on corporate EBIT/BIC performance. This measure constituted 80% of the total award calculation for the Senior Executive Management Plan in 2006.
     In addition, specific goals may be established for other key measures that the Compensation Committee identifies as being aligned with the creation of shareholder value. For 2006, the Compensation Committee selected working capital as a percentage of sales as an additional measure for the named executive officers. This measure constituted 20% of the total award calculation for the Senior Executive Management Plan in 2006.
     A minimum level of performance for each measure is established each year, below which no annual performance awards are earned. Bonuses paid to individual executives are based on the actual financial results in relation to the target goals under the plan. In addition, the Committee retains the discretion to adjust downward any awards determined by the formula as the Committee deems appropriate.
     Results in 2006 exceeded the threshold performance necessary for annual performance awards to be earned under the Senior Executive Management Plan. The Compensation Committee considered the performance of each named executive officer in relation to his or her individual goals as well as internal pay equity and determined to use its negative discretion under the plan to adjust the awards, resulting in final cash awards of approximately 100% of target for the Chief Executive Officer and the Chairman and 64% to 134% of target for the other named executive officers.
     The goals for the annual performance award plans for 2007 were set by the Compensation Committee at the February 2007 meeting. The performance measures for the Senior Executive Management Performance Plan for 2007 are corporate EBIT/BIC and working capital as a percentage of sales. Corporate EBIT/BIC will constitute 80% of the total award calculation, while working capital as a percentage of sales will constitute 20% of the total award calculation in 2007.
     The Compensation Committee selected the Chief Executive Officer, the other named executive officers and Salvatore J. Miraglia, Jr., President — Steel, as the participants in the Senior Executive Management Performance Plan for 2007. The target award opportunity for 2007 is 100% of base salary for the Chief Executive Officer and the Chairman and 60% of base salary for the other named executive officers, although the actual awards could be higher or lower than the target percentages depending upon the attainment of corporate, business unit and individual goals.
Long-Term Incentives
     The Compensation Committee administers the Long-Term Incentive Plan, which was last approved by shareholders effective April 20, 2004. Awards under the Long-Term Incentive Plan can be made in the form of non-qualified stock options, incentive stock options, appreciation rights, performance shares, performance units, restricted shares and deferred shares. In 2006, the Company utilized three different types of long-term incentive grants for executive officers:
•	Performance units, which are designed to reward executives with cash payments contingent on the attainment of specified multi-year corporate performance goals;

•	Nonqualified stock options, which vest over time (typically four years) and are granted with the intent to provide value to the holder only if shareholders receive additional value after the date of grant; and

•	Restricted shares, which also vest over time (typically four years) and are granted in order to foster stock ownership among executives, create a retention mechanism, and focus executives on total shareholder return (including dividends).
     In total, the Company believes that these three programs provide a balanced perspective on shareholder value creation and retention of key managers over the course of a full business cycle. These programs also serve to balance the short-term operating focus of the Company.
     The value of each type of long-term incentive grant is linked directly to the performance of the Company or the price of Common Stock. For performance units, payouts are entirely contingent on the attainment of corporate performance targets over a three-year performance period. No payments are made under this program unless the threshold level of performance is achieved on two distinct performance measures. In the case of stock options, the recipient recognizes value only to the extent that the stock price increases above the market price of the stock at the time the option is granted. And for restricted shares, value is directly related to the stock price and dividends paid by the Company.
     Guideline grant levels for each of the three forms of long-term incentive were established in 2004 and have been held constant since that time. The guidelines were established in order to deliver a total value, at grant, equal to each executive’s targeted level of long-term incentive value as defined using prevailing market practice. The allocation of grant value between the three long-term incentive programs was based on a combination of market practice, internal equity considerations and relative importance of the objectives behind each of the three programs (i.e., reward attainment of multi-year performance goals, provide value tied to stock price appreciation, foster stock ownership and retention).

     On average, for the named executive officers, each of the Company’s long-term incentive vehicles represents approximately one-third of the total long-term incentive value. For the Chief Executive Officer and the Chairman, however, there is greater emphasis placed on the stock option component, with their long-term incentive mix being approximately 30% in cash-based performance units, 40% in stock options and 30% in restricted shares. This allocation reflects the Company’s belief that the Chief Executive Officer and the Chairman, more than other officers, are directly accountable for long-term shareholder value creation.
     Performance units, stock options and restricted shares are typically granted by the Compensation Committee during the first quarter of each year, when the Committee determines all elements of the officers’ compensation for the year. Approval of grants for newly hired or promoted executives during the course of the year occurs at the Compensation Committee meeting immediately following the hiring or promotion.
Performance Units
     The three-year performance cycle for performance units starts on January 1 of each year. Cash payouts in respect of performance units are made by March following the end of each performance cycle.
     The performance measures used for the performance units granted in 2006 are return on equity and sales growth over the 2006-2008 performance cycle. Each measure is weighted equally. The goals for each measure are tied to the Company’s three-year strategic plan. The target award opportunity for the performance units granted in 2006 is 100% of base salary (as of January 1, 2006) for the Chief Executive Officer and the Chairman and ranges from 70% to 80% of base salary (as of January 1, 2006) for the other named executive officers, although the actual awards could be higher or lower than the target percentages depending upon the attainment of the goals.
     For the performance units covering the 2004-2006 performance cycle, which were granted in 2004 and also used the performance measures of return on equity and sales growth, performance of both measures exceeded the target performance level. Achievement of results against the pre-established targets resulted in an award of 150% of target level. The Chief Executive Officer received a cash award of 150% of base salary in effect on January 1, 2004 and the other named executive officers received cash awards that ranged from 105% to 120% of base salary in effect on January 1, 2004.
     Under the accounting rules, performance units result in variable accounting, whereby the Company’s expense equals the value paid to the executives. As such, the ultimate expense is not determinable until the end of the three-year performance period. When the executives earn and receive a payout, the Company receives a corresponding tax deduction.
Stock Options
     Executives (including the named executive officers) receive nonqualified stock options that:
•	have an exercise price equal to the fair market value of Common Stock on the date of grant;

•	typically vest over a four-year period in equal amounts each year; and

•	expire ten years after the date of grant.
     Under the accounting rules, the value of the stock options at the time of grant is expensed over the vesting period in the year the options are earned. When executives exercise stock options, they are taxed at ordinary income tax rates (subject to withholding) and the Company receives a corresponding tax deduction.
Restricted Shares
     Executives (including the named executive officers) receive restricted shares that typically vest over a four year period in equal amounts each year.
     Under the accounting rules, the grant date fair value is expensed over the service/vesting period based on the shares that are earned. The executives are taxed at ordinary income tax rates (subject to withholding) when the shares vest, and the Company receives a corresponding tax deduction.
     Share ownership targets have been established for all senior executives and are intended to align the interests of executive management with those of shareholders by requiring executives to be subject to long-

term stock price volatility like shareholders. These targets set a specific level of ownership ranging for named executive officers from 3 to 5 times the executive’s base salary, to be achieved in most cases within five years of the date the guidelines become applicable to the named executive officer. The Company recognizes all shares owned by the executive, including restricted shares still subject to forfeiture but not including shares that are subject to unexercised option rights, in determining whether ownership targets have been met. The Company has a formal policy that prohibits hedging the economic risk related to such stock ownership.
Retirement Income Programs
     The Company maintains both qualified and nonqualified retirement income programs. The named executive officers participate in qualified plans on the same terms and conditions as all other salaried employees and also participate in the Company’s nonqualified retirement income programs. The Company currently provides nonqualified retirement income through two types of plans:
•	Nonqualified defined contribution plan, which provides for after-tax savings based on each executive’s contributions, company match and core defined contributions in excess of tax limits. The nonqualified defined contribution plan in which the named executive officers participate is the Post-Tax Savings Plan.

•	Nonqualified defined benefit plan, which provides for a targeted percentage of salary and annual incentive income that will be continued through retirement. The nonqualified defined benefit plan in which the named executive officers participate is the Supplemental Executive Retirement Program for Executive Officers (the “SERP”). The SERP provides for a benefit based on final average earnings with offsets for benefits provided under the Company’s other retirement programs.
     The nonqualified retirement income benefits are primarily intended to restore benefits that otherwise would be provided under the qualified retirement plans were it not for limits on benefits and compensation imposed by the Internal Revenue Code.
     The value of the nonqualified retirement income programs is quantified each year and these programs are periodically reviewed for their competitiveness. To date, the value of these programs has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants.
Termination-Related Payments
     In addition to retirement payments, the company provides termination-related payments in the event of involuntary termination without cause and involuntary termination without cause following a change in control.
     The Company provides payments in the event of involuntary termination without cause through Severance Agreements with individual executives. Severance Agreements are provided based on competitive market practice and the Company’s desire to provide some level of income continuity should an executive’s employment be terminated without cause. The Company believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.
     Severance Agreements also provide for termination payments following involuntary termination without cause following a change in control. These provisions are based on competitive practice and are designed to ensure that executives’ interests remain aligned with shareholders should a potential change of control occur. They are also intended to provide some level of income continuity should an executive’s employment be terminated without cause. The Company believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.
Deferred Compensation
     The Company maintains a Deferred Compensation Plan that allows certain employees, including the named executive officers, to defer receipt of all or a portion of their salary, employee contributions and company match that would otherwise be directed to the Post-Tax Savings and Investment Plan and/or incentive compensation payable in cash or shares of Common Stock until a specified point in the future. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent. The Deferred Compensation Plan is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control in the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately. The Company believes that providing employees with tax deferral opportunities aids in the attraction and retention of such employees.
     The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness. To date, the value of deferred compensation has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants.
Perquisite Programs
     The Company’s executive officers, including all of the named executive officers, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs. The named executive officers may also receive certain perquisites including term life insurance coverage, financial counseling and tax preparation, annual physical examinations, country club membership fees (although personal expenses are not reimbursed) and home security systems. These items are intended to provide executives with a competitive perquisite program.

SUMMARY COMPENSATION TABLE
     The following table sets forth information concerning compensation for the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers for 2006.

						Change in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
					Incentive Plan	Compensation	All Other
Name and Principal			Stock Awards	Option Awards	Compensation	Earnings ($)	Compensation
Position	Year	Salary	(1)	(2)	(3)	(4)	(5)	Total
James W. Griffith President and Chief Executive Officer	2006	$950,000	$798,103	$1,068,120	$2,300,000	$1,414,000	$124,044	$6,654,267
Ward J. Timken, Jr. Chairman of the Board	2006	$750,000	$311,847	$398,519	$1,182,000	$314,000	$137,630	$3,093,996
Glenn A. Eisenberg Executive Vice President — Finance and Administration	2006	$570,833	$314,946	$255,945	$1,004,000	$219,000	$126,071	$2,490,795
Michael C. Arnold President — Industrial	2006	$473,333	$400,161	$219,381	$810,500	$467,000	$64,952	$2,435,327
Jacqueline A. Dedo President — Automotive	2006	$416,667	$241,230	$281,985	$553,750	$139,000	$53,358	$1,685,990

(1)	The amounts shown in this column represent the FAS123R compensation expense recognized in 2006 in connection with grants of deferred dividend equivalents, restricted shares and deferred shares to the named executive officers, excluding the effect of certain forfeiture assumptions. These amounts represent expense recognized in 2006 for financial reporting purposes related to awards granted from 2002-2006.

Awards of restricted and deferred shares typically vest and are amortized over a 4-year period, with the exception of Mrs. Dedo’s 2004 restricted share grant of 25,000 shares that vested 6,000 shares per year on each anniversary date of her hire in 2005 and 2006, with the remaining 13,000 vesting in 2007 and Mr. Eisenberg’s 2002 restricted share grant of 50,000 shares that vested at a rate of 6,000 shares per year, on each anniversary date of hire for 2003 through 2006, with the remaining 26,000 shares vesting on the fifth anniversary of the grant.

Options granted by the Company prior to April 2002 provided for deferred dividend equivalents to be earned when total net income per share of the outstanding Common Stock is at least two and one-half times (or two times in the case of options granted prior to 1996) the total amount of cash dividends paid per share during the relevant calendar year. Deferred dividend equivalents are not traditional restricted stock, but deferred shares with no voting or statutory dividend rights. The deferred shares are subject to forfeiture until issuance, which occurs four years after the date they are earned provided the grantee remains continuously employed by the Company. These grants are amortized over a 4-year period.

The amount shown for Mr. Griffith includes expense booked in 2006 for 8,439 deferred dividend equivalents granted in 2004 and 2005 and 150,000 restricted shares granted from 2002 to 2006; the amount shown for Mr. Timken includes expense for 1,477 deferred dividend equivalents and 54,000 restricted shares; the amount shown for Mr. Eisenberg includes expense for and 439 deferred dividend equivalents and 86,000 restricted shares; the amount shown for Mr. Arnold includes 2,658 deferred dividend equivalents, 45,000 restricted shares, and 25,000 deferred shares; and the amount shown for Mrs. Dedo includes expense for 45,000 restricted shares.

FAS 123R compensation expense is determined based on the fair market value of Common Stock, which is the average of the high and low price of the Common Stock on the date of the grant. See also our discussion of Stock Compensation Plans in the Company’s Consolidated Financial Statements contained in footnote 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Dividends are paid on restricted shares at the same rate as paid to all shareholders.

(2)	The amounts shown in this column represent the FAS 123R compensation expense for nonqualified stock options granted from 2004 to 2006, excluding the effect of certain forfeiture assumptions. Stock options vest at a rate of 25% per year. Options granted prior to 2006 were amortized over a period of 30 months. Beginning in 2006, all new grants are amortized over a four year period for FAS 123R. The value shown for Mr. Griffith includes expense for the unamortized portion of 402,000 shares granted from 2004 to 2006; the value shown for Mr. Timken includes expense for 165,000 aggregate shares; the value shown for Mr. Eisenberg includes expense for 105,000 aggregate shares; the value shown for Mr. Arnold includes expense for 90,000 aggregate shares; and the value shown for Mrs. Dedo includes expense for 125,000 aggregate shares. Assumptions used to determine expense for nonqualified stock options are listed in the discussion of Stock Compensation Plans in the Company’s Consolidated Financial Statements contained in footnote 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts shown in this column represent cash awards under a) the Senior Executive Management Performance Plan (annual incentive plan) for 2006 and b) performance units under the Long-Term Incentive Plan covering the 2004-2006 performance cycle. Amounts earned under the Senior Executive Management Performance Plan and performance units, respectively, for each of the named executive officers was as follows: Mr. Griffith — $950,000 and $1,350,000; Mr. Timken — $750,000 and $432,000; Mr. Eisenberg — $380,000 and $624,000; Mr. Arnold — $380,000 and $430,500; and Mrs. Dedo — $160,000 and $393,750.

(4)	The amounts shown in this column represent the difference between the amounts shown in the Pension Benefits table below as of December 31, 2006 and those amounts calculated as of December 31, 2005. See the discussion of Pension Benefits below for a description of how the amounts as of December 31, 2006 were calculated. The amounts as of December 31, 2005 were calculated using the same assumptions, except that mortality was based on the 1983 Group Annuity Mortality Table rather than the RP-2000 Mortality Table. For both years, liabilities were determined assuming no probability of termination, retirement, death, or disability before age 62 (the earliest age unreduced pension benefits are payable from the plans). None of the named executive officers earned above-market earnings in a deferred compensation plan.

(5)	The amounts shown in this column are derived as follows:
Mr. Griffith:
$9,900 annual contribution by the Company to the Savings and Investment Pension Plan (“SIP Plan”).
$97,875 annual contribution by the Company to the Post-Tax Savings Plan.
$2,308 reimbursement by the Company for financial planning expenses. The maximum annual allowance is $10,000.
$458 related to charges for home security monitoring fees which the Company requires.
$6,904 annual life insurance premium paid by the Company.
$3,604 in tax gross ups related to financial planning allowance and spousal travel.
$2,027 related to reimbursement for spousal travel.
$968 related to personal use of the Company plane.
Mr. Timken:
$9,900 annual contribution by the Company to the SIP Plan.
$89,250 annual contribution by the Company to the Post-Tax Savings Plan.
$6,600 annual contribution by the Company to the core defined contribution retirement income program.

$9,940 reimbursement by the Company for financial planning expenses. The maximum annual allowance is $10,000.
$1,957 for reimbursement of expenses related to a Company mandated annual physical.
$379 related to charges for home security monitoring fees which the Company requires.
$6,568 annual life insurance premium paid by the Company.
$5,423 in tax gross ups related to financial planning allowance and spousal travel.
$7,058 related to reimbursement for spousal travel.
$555 in country club related fees reimbursed by the Company.
Mr. Eisenberg:
$9,900 annual contribution by the Company to the SIP Plan.
$63,438 annual contribution by the Company to the Post-Tax Savings Plan.
$6,600 annual contribution by the Company to the core defined contribution retirement income program.
$7,500 reimbursement by the Company for financial planning expenses. The maximum annual allowance is $7,500.
$3,509 for reimbursement of expenses related to a Company mandated annual physical.
$319 related to charges for home security monitoring fees which the Company requires.
$22,873 annual life insurance premium paid by the Company.
$4,423 in tax gross ups related to financial planning allowance and spousal travel.
$94 related to reimbursement for spousal travel.
$7,415 in country club membership fees reimbursed by the Company.
Mr. Arnold:
$9,900 annual contribution by the Company to the SIP Plan.
$30,975 annual contribution by the Company to the Post-Tax Savings Plan.
$168 related to charges for home security monitoring fees which the Company requires.
$13,049 annual life insurance premium paid by the Company.
$1,079 in tax gross ups related to spousal travel.
$1,021 related to reimbursement for spousal travel.
$8,760 in country club membership fees reimbursed by the Company.
Mrs. Dedo:
$9,900 annual contribution by the Company to the SIP Plan.
$17,049 annual contribution by the Company to the Post-Tax Savings Plan.
$6,600 annual contribution by the Company to the core defined contribution retirement income program.
$1,115 reimbursement by the Company for financial planning expenses. The maximum annual allowance is $7,500.
$1,267 for reimbursement of expenses related to a Company mandated annual physical.
$1,128 related to charges for home security monitoring fees which the Company requires.
$1,328 in tax gross ups related to financial planning allowance and spousal travel.
$8,791 related to reimbursement for spousal travel.
$6,180 in country club membership fees reimbursed by the Company.

2006 GRANTS OF PLAN-BASED AWARDS
     The following table sets forth information concerning certain grants made to the named executive officers during 2006.

					All Other	All Other
					Stock	Option		Fair
					Awards:	Awards:	Exercise	Market
					Number of	Number of	or Base	Value of
		Estimated Future Payouts Under Non-			Shares of	Securities	Price of	Awards
		Equity Incentive Plan Awards			Stock or	Underlying	Option	Granted in
	Grant	Threshold	Target	Maximum	Units	Options	Awards	2006
Name	Date	($)	($)	($)	(3)	(4)		(5)
James W. Griffith	2/6/2006	(1) $712,500	$950,000	$1,900,000	31,536	134,000	$30.93	$2,257,882
		(2) $152,000	$950,000	$2,375,000
Ward J. Timken, Jr.	2/6/2006	(1) $562,500	$750,000	$1,500,000	27,731	114,000	$30.93	$1,949,749
		(2) $120,000	$750,000	$1,875,000
Glenn A. Eisenberg	2/6/2006	(1) $330,000	$440,000	$880,000	12,009	35,000	$30.93	$707,073
		(2) $55,200	$345,000	$862,500
Michael C. Arnold	2/6/2006	(1) $231,000	$308,000	$616,000	35,718	30,000	$30.93	$1,391,249
		(2) $46,080	$288,000	$720,000
Jacqueline A. Dedo	2/6/2006	(1) $210,000	$280,000	$560,000	10,000	30,000	$30.93	$597,000
		(2) $40,320	$252,000	$630,000

(1)	The amounts shown indicate threshold, target and maximum awards for performance units covering the 2006-2008 performance cycle granted to each named executive officer in 2006 under the Long-Term Incentive Plan. Payment of awards is subject to the attainment of return on equity and sales growth targets over the 2006-2008 performance cycle. Each measure is weighted equally. For any payment to be earned, the actual performance during the performance cycle must exceed the threshold performance levels for both return on equity and sales growth. If the threshold performance level for either measure is not attained, then no payment will occur. If an award is payable, the minimum award is 75% of target and the maximum award is 200% of target. Payments may be made in cash or shares of Common Stock, as determined by the Compensation Committee.

(2)	The amounts shown indicate threshold, target and maximum awards under the Senior Executive Management Performance Plan for 2006. The Senior Executive Management Plan is a shareholder-approved plan in which all the named executive officers participated in 2006. The performance metrics for 2006 were corporate EBIT/BIC and working capital as a percentage of sales. A minimum level of performance for each measure is established each year, below which no annual performance awards are earned. Bonuses paid to individual executives are based on the actual financial results in relation to the target goals under the plan. In addition, the Committee retains the discretion to adjust downward any awards determined by the formula as the Committee deems appropriate.

(3)	The amounts shown include restricted shares granted in 2006, as follows: Mr. Griffith — 30,000 shares; Mr. Timken — 27,000 shares; Mr. Eisenberg — 12,000 shares; Mr. Arnold — 10,000 shares; and Mrs. Dedo — 10,000 shares. These restricted shares will vest over four years in 25% increments on the anniversary date of the grant. Dividends are paid on all restricted shares at the same rate as shares of Common Stock generally. The amount shown for Mr. Arnold also includes 25,000 deferred shares granted in 2006 that will vest in full on the fourth anniversary of the date of grant. The remaining amounts are deferred dividend equivalents earned in 2006, which are subject to forfeiture until four years after the date they are earned.

(4)	All options granted to the named executive officers in the last fiscal year were granted on February 6, 2006. All options were granted pursuant to the Long-Term Incentive Plan with an exercise price equal to the fair market value (as defined in the plan) on the date of grant, have a ten year term and will become exercisable over four years in 25% increments on the anniversary date of the grant. The agreements pertaining to these options provide that such options will become exercisable in full and will vest in the event of normal retirement, early retirement with the Company’s consent, death or disability of the option holder or a change in control of the Company, in each case as defined in such agreements.

The rules on executive compensation disclosure issued by the Securities and Exchange Commission authorize the use of variations of the Black-Scholes option-pricing model in valuing executive stock options. The Company used this model to estimate the grant date present value of $9.59. In applying this model, basic assumptions were made concerning variables such as expected option term, interest rates, stock price volatility and future dividend yield, to establish an estimated option value. There is, of course, no assurance that the value actually realized by an executive will be at or near the estimated value, because the actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

The following assumptions were used in establishing the option value for the options granted on February 6, 2006: (a) an option term of 5 years, which is the expected life of the option based on historical experience of stock option exercises at the Company; (b) an interest rate of 4.53%, which corresponds to the yield to maturity on an 5-year U.S. zero coupon bond as of February 10, 2006; (c) volatility of .35, calculated using the daily-ending stock prices for 5 years prior to the grant date; and (d) dividend yield of 2.14%, the average amount paid annually over the 5 years prior to grant date. These assumptions are not a forecast of future stock price or volatility or of future dividend policy.

(5)	The values shown are derived by aggregating the fair market value of restricted shares, deferred shares and deferred dividend equivalents granted in 2006 and the fair market value of the nonqualified stock options. The fair market value of restricted shares, deferred shares and deferred dividend equivalents is the average of the high and low price of Common Stock on the date of grant multiplied by the number of full shares granted. The fair market value of the nonqualified stock options is determined using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR- END

	Option Awards (1)					Stock Awards (2)
			Equity Incentive
	Number of	Number of	Plan Awards:
	Securities	Securities	Number of			Number of
	Underlying	Underlying	Securities			Share or	Market Value of
	Unexercised	Unexercised	Underlying	Option	Option	Units of Stock	Shares or Units
	Options	Options	Unexercised	Exercise	Expiration	That Have Not	of Stock That
Name	Exercisable	Unexercisable	Unearned Options	Price	Date	Vested	Have Not Vested

James W. Griffith	16,000			26.44	04/15/2007	80,939	$2,361,800

	20,000			33.75	04/21/2008

	20,000			33.75	04/21/2008

	28,000			19.56	04/20/2009

	20,000			33.75	04/21/2008

	80,000		30,000	18.38	11/05/2009

	20,000			33.75	04/21/2008

	50,000	0		25.40	04/16/2012

	20,000			33.75	04/21/2008

	60,000	20,000		17.56	04/15/2013

	20,000			33.75	04/21/2008

	67,000	67,000		24.14	04/20/2014

	20,000			33.75	04/21/2008

	33,500	100,500		25.21	01/31/2015

	20,000			33.75	04/21/2008

	0	134,000		30.93	02/06/2016

Ward J. Timken, Jr.	5,500			33.75	04/21/2008	39,227	$1,144,644

	20,000			33.75	04/21/2008

	8,500			19.56	04/20/2009

	20,000			33.75	04/21/2008

	9,000			15.88	04/18/2010

	20,000			33.75	04/21/2008

	20,000			33.75	04/21/2008

	10,000			15.02	04/17/2011

	20,000			33.75	04/21/2008

	10,000			25.40	04/16/2012

	20,000			33.75	04/21/2008

	26,250	8,750		17.56	04/15/2013

	20,000			33.75	04/21/2008

	12,000	12,000		24.14	04/20/2014

	20,000			33.75	04/21/2008

	6,750	20,250		25.21	01/31/2015

	20,000			33.75	04/21/2008

	0	114,000		30.93	02/06/2016

	20,000			33.75	04/21/2008

Glenn A. Eisenberg	12,500	12,500		17.56	04/15/2013	53,439	$1,559,350

	20,000			33.75	04/21/2008

	8,750	17,500		24.14	04/20/2014

	20,000			33.75	04/21/2008

	8,750	26,250		25.21	01/31/2015

	20,000			33.75	04/21/2008

	0	35,000		30.93	02/06/2016

	20,000			33.75	04/21/2008

Michael C. Arnold	7,000			26.44	04/15/2007	50,158	$1,463,610

	20,000			33.75	04/21/2008

	9,200			33.75	04/21/2008

	20,000			33.75	04/21/2008

	15,000			15.88	04/18/2010

	20,000			33.75	04/21/2008

	3,750			25.40	04/16/2012

	20,000			33.75	04/21/2008

	10,000	10,000		17.56	04/15/2013

	20,000			33.75	04/21/2008

	7,500	15,000		24.14	04/20/2014

	20,000			33.75	04/21/2008

	7,500	22,500		25.21	01/31/2015

	20,000			33.75	04/21/2008

	0	30,000		30.93	02/06/2016

	20,000			33.75	04/21/2008

Jacqueline A. Dedo	25,000	0		21.99	03/01/2014	30,500	$889,990

	20,000			33.75	04/21/2008

	20,000	20,000		21.99	03/01/2014

	20,000			33.75	04/21/2008

	7,500	22,500		25.21	01/31/2015

	20,000			33.75	04/21/2008

	0	30,000		30.93	02/06/2016

	20,000			33.75	04/21/2008

(1)	All awards shown in this column are nonqualified stock options that vest 25% per year over the four year period from the date of grant, with the exception of Mr. Griffith’s November 1999 grant. Mr. Griffith was awarded 110,000 nonqualified stock options on November 5, 1999. 50,000 options vested at 25% per year over four years. The remaining 60,000 have vesting triggered by Company stock performance goals. 30,000 options vested when Common Stock reached $35.00 per share. The remaining 30,000 options will vest upon Common Stock reaching $53.00 per share.

(2)	Aggregate awards shown in this column include restricted shares and deferred dividend equivalents which have time-based vesting. Restricted shares typically vest 25% per year over the four year period from the date of grant, with the exception of Mrs. Dedo’s 2004 restricted share grant of 25,000 shares that vested 6,000 shares per year on each anniversary date of her hire in 2005 and 2006, with the remaining 13,000 vesting in 2007 and Mr. Eisenberg’s 2002 restricted share grant of 50,000 shares that vested at a rate of 6,000 shares per year, on each anniversary date of hire for 2003 through 2006, with the remaining 26,000 shares vesting on the fifth anniversary of the grant.

Deferred dividend equivalents are subject to forfeiture until four years after the date they are earned. The amount shown for Mr. Arnold also includes 25,000 deferred shares granted in 2006 that will vest in full on the fourth anniversary of the date of grant. The market value of all shares shown in this column was determined based upon the closing price of Common Stock on December 29, 2006 ($29.18).
2006 OPTION EXERCISES AND STOCK VESTED
     The following table sets forth information with respect to the exercise of stock options and vesting of stock-based awards during 2006 by the named executive officers and the aggregate number and value of options and shares held by such individuals as of December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares	Value Realized on	Number of Shares	Value Realized on
		Exercise		Vesting
Acquired on Exercise		(1)	Acquired On Vesting	(2)
James W. Griffith	0	$0	30,000	$1,011,338
Ward J. Timken, Jr.	0	$0	6,750	$231,476
Glenn A. Eisenberg	27,500	$388,262	12,000	$428,145
Michael C. Arnold	0	$0	8,750	$297,719
Jacqueline A. Dedo	0	$0	8,500	$267,018
Salvatore J. Miraglia	3,447	$159,580	5,000	$168,556

(1)	The value realized on the exercise of options is the difference between the exercise price and the fair market value of Common Stock on the date of exercise. Fair market value is determined by a real-time trading quote from the New York Stock Exchange at the time of exercise.

(2)	The value shown in the table for stock awards is the number of shares multiplied by the fair market value of Common Stock on the date of vesting. Fair market value is determined by the average of the high and low price on the date of vesting.

PENSION BENEFITS
Qualified Plan
     During 2003, the Company moved from a defined benefit program to a core defined contribution retirement income program for all new salaried employees hired on or after January 1, 2004, as well as for current salaried employees whose age plus years of service with the Company equaled less than 50 as of December 31, 2003. Salaried employees whose age plus years of service equaled or exceeded 50 as of December 31, 2003 participate in a defined benefit plan with a formula of 0.75% per year of service times average earnings, including base salary and cash annual incentive compensation, for the highest five non-consecutive years of the ten years preceding retirement (“Final Average Earnings”). For all employees in a defined benefit plan as of December 31, 2003, the formula in effect at the time of service, using Final Average Earnings at retirement, would be applied to such service.
     The benefit is generally payable beginning at age 65 for the lifetime of the employee, with alternative forms of payment available with actuarial adjustments. Participants may retire early from the Qualified Plan if they meet any of the following eligibility requirements:
•	Age 62 and 15 years of service
•	Age 60 and 25 years of service
•	Any age and 30 years of service
     In addition, participants age 55 with at least 15 years of service may retire and receive the portion of their Qualified Plan benefit attributable to service earned after 2003.
     Benefits for service after December 31, 1991 are reduced for early commencement at a rate of three percent per year before age 60 for the portion of the benefit attributable to service earned between 1992 and 2003, and four percent per year before age 62 for the portion of the benefit attributable to service earned after 2003.
Supplemental Pension Plan
     Consistent with the retirement income program changes the Company implemented for its salaried employees generally, the Company also reviewed and modified its Supplemental Executive Retirement Program for Executive Officers (“SERP”), effective January 1, 2004. Supplemental retirement income benefits under the SERP will be calculated using a target benefit of 60% of Final Average Earnings, offset by any defined benefit plan payments provided by the Company and the aggregate earnings opportunity provided by any Company contributions under the core defined contribution program, the SIP Plan and the Post-Tax SIP Plan. To receive 100% of the supplemental benefit, the officer must have at least 10 years of Company service. Benefits will be prorated for Company service of less than 10 years. The supplemental benefit will vest after five years of service as an officer of the Company, with normal retirement being considered as of age 62. Early retirement at age 55 with at least 15 years of Company service will be available, but if benefits are commenced early, they will be reduced by 4% per year for each year of early commencement prior to age 62.
     The following table sets forth the number of years of credited service and actuarial value of the defined benefit pension plans for the named executive officers as of December 31, 2006. The “Present Value of Accumulated Benefit” shown below is the present value as of December 31, 2006 of the pension benefits earned as of December 31, 2006 that would be payable under that plan for the life of the executive, beginning at age 62. Age 62 is the earliest age an unreduced benefit is payable from the plans. The assumptions used to determine the present value include a 5.875% discount rate and mortality according to the RP-2000 Mortality Table for males and females. Benefits were determined assuming no probability of termination, retirement, death, or disability before age 62. For 2006, the Internal Revenue Code pay limit was $220,000 and the maximum benefit was $175,000.

		Number of Years of	Present Value of
Name	Plan	Credited Service	Accumulated Benefit
James W. Griffith	Supplemental Plan	22.5	$3,695,000 (1)
	Qualified Plan	22.5	$345,000
W.J. Timken, Jr.	Supplemental Plan	14.6	$484,000
	Qualified Plan (2)	11.6	$67,000
Glenn A. Eisenberg	Supplemental Plan	5	$532,000
	Qualified Plan (2)	2	$17,000
Michael C. Arnold	Supplemental Plan	27.6	$1,057,000
	Qualified Plan	27.6	$378,000
Jacqueline A. Dedo (3)	Supplemental Plan	2.8	$274,000

(1)	Due to his length of service as an officer of the Company, Mr. Griffith was grandfathered in a prior SERP formula for service before 2004. The following formula applies to him: (1) 1.75% of Final Average Earnings, reduced by 1.25% of his Social Security benefit, times years of service prior to January 1, 2004, the result increased by 5%; plus (2) the benefit under the formula discussed in the Supplemental Pension Plan section above, times the ratio of service after December 31, 2003 to total service.
(2)	Because neither Mr. Eisenberg nor Mr. Timken, Jr. had a combination of age and service with the Company that equaled or exceeded 50 as of December 31, 2003, they do not accumulate any service under the Qualified Plan after December 31, 2003.
(3)	Because Mrs. Dedo was not employed by the Company as of December 31, 2003, she only accrues service under the Supplemental Plan.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

	Executive	Aggregate Earnings	Aggregate	Aggregate
	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)
James W. Griffith	$0	$14,844	$0	$632,009
Glenn A. Eisenberg	$337,500	$38,605	$286,927	$656,233

     The Company maintains a Deferred Compensation Plan that allows certain employees, including the Executive Officers, to defer receipt of all or a portion of their salary, employee contributions and company match that would otherwise be directed to the Post-Tax SIP Plan and/or incentive compensation payable in cash or shares of Common Stock until a future time they have specified. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent. The Deferred Compensation Plan is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control in the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
     The Company has entered into Severance Agreements with each of the named executive officers that provide for compensation in the event of termination of employment under certain circumstances. In addition, the named executive officers are entitled to post-termination payments or benefits under agreements entered into under the Long-Term Incentive Plan (“LTIP”) and under the Company’s retirement and benefit plans under certain circumstances. The following circumstances would trigger post-termination payments to the named executive officers: change in control followed by certain events described below, involuntary termination without cause, permanent disability and death. All scenarios are assumed to have a December 31, 2006 effective date
     “Cash Severance” amounts are defined by multiples of annual pay stated in the Severance Agreements entered into by the Company and each named executive officer.
     “Cash LTIP Award” includes values granted under Performance Unit Agreements to each named executive officers. The Severance Agreements require prorated payouts for current cycles. The cycles included in the following table are the 2005—2007 and 2006—2008 performance cycles.
     “Equity” includes restricted shares, deferred shares, and stock option LTIP grants. Equity-based LTIP grants immediately vest in the event of a change in control (as defined in the Severance Agreements) followed by certain events described below or at the time of death or permanent disability. Equity-based LTIP grants vest through the period of time represented by the cash severance multiple in the case of an involuntary termination. All full share awards are valued at the closing price of Common Stock on December 29, 2006 which was $29.18. All stock options are valued based on their Black-Scholes value determined at the time of grant.
     “Retirement Benefits” represents the value of benefits payable from the qualified and supplemental plans. The value shown under the change in control scenario is the lump sum present value of benefits earned under the qualified and supplemental plans assuming an additional 3 years of service. The value is determined using the same actuarial assumptions as those used in the Pension Table above with the exception of the change in control scenario. The value shown for this scenario is a lump sum value determined based on the 1994 Group Annuity Reserving Table projected to 2002 and a 4.85% interest rate.
     “Other Benefits” is continuation of health and welfare benefits through the severance period, with an estimated value of $10,000 per year. Additionally, the Company entered into Death Benefit Agreements with the named executive officers who were present in October 2003. The amounts shown under “Death and Disability” represent the value of the death benefit payable under these agreements, which was two times the officer’s base salary in effect as of December 31, 2003.
     “Excise Tax Gross Up” represents the amount that the Company would pay to cover the excise tax of 20% above normal withholdings that would be imposed if a payment to an executive is over a calculated threshold as defined by the Internal Revenue Code. The Severance Agreements provide for a “gross-up” payment that ensures that after the executive pays all taxes, his net benefit includes the money he would have lost as a result of the excise tax.
Change In Control
     Under the Severance Agreements with the named executive officers, when certain events occur, such as a reduction in the officer’s responsibilities or termination of the officer’s employment following a change in control of the Company (as defined in the Severance Agreements), the officer will be entitled to receive payment in an amount, grossed up for any excise taxes payable by the individual, equal to a multiple of 3.0 times the officer’s annual base salary and target annual incentive compensation, plus a lump sum amount representing the supplemental pension benefit.
     The lump sum amount is determined by calculating the benefit under the Qualified Plan and the Supplemental Plan assuming the officer continued to earn service for three additional years with annual earnings during those three years equal to the compensation described above. The lump sum amount is reduced by the lump sum equivalent of the benefit payable from the Qualified Plan. This lump sum is determined based on mortality table and interest rate promulgated by the IRS under Section 417(e)(3) of the Internal Revenue Code.

     The officer would also receive certain benefits based on contributions that would have been made to the SIP Plan and the Post-Tax SIP Plan during the three year period. In the event of a change in control, the amounts payable under the Severance Agreements become secured by a trust arrangement. Any unvested equity-based LTIP grants outstanding at the time of the change in control vest and become nonforfeitable. The officer has five years to exercise all stock options.
Voluntary Termination
     The Company pays no enhanced bonuses, benefits or perquisites in the case of a voluntary termination.
Involuntary Termination With Cause
     The Company provides no enhanced bonuses, benefits, perquisites or vesting of any equity-based LTIP grants in the case where an officer is terminated by the Company with cause. Termination shall be deemed to have been for “Cause” only if the Employee has done any of the following: an intentional act of fraud, embezzlement or theft in connection with his duties with the Company; intentional wrongful disclosure of secret processes or confidential information of the Company or a Company subsidiary; or intentional wrongful engagement in any Competitive Activity which would constitute a material breach of the Employee’s duty of loyalty to the Company.
     If the Company terminates an officer’s employment for cause, no benefit is payable from any of the nonqualified pension plans.
Involuntary Termination Without Cause
     In the case of an involuntary termination without cause, the named executive officers are entitled to cash severance equal to 1.5 times the officer’s base salary and target annual incentive compensation, except the Chief Executive Officer and the Chairman, who are entitled to cash severance of 2.0 times base salary and target annual incentive compensation. Each officer also receives pro-rated payouts for performance units for all current performance cycles. Equity- based LTIP grants that are unvested and would have otherwise vested during the time period equal to the severance multiple (1.5 years or 2.0 years) are vested and the officer has three years to exercise vested stock options.
     The values shown on the table below for the pension benefits are payable in the same form and manner as discussed in the narrative following the Pension Plan table. For purposes of involuntary termination without cause, the benefit is determined and payable as described in the narrative following the Pension Plan table.
Death & Permanent Disability
     “Permanently Disability” occurs if a named executive officer qualifies for permanent disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.
     Benefits for officers who die while actively employed are payable to the surviving spouse from the defined benefit pension plans at the officer’s normal retirement date (or on a reduced basis at an early retirement date) if the officer had at least 5 years of service. The benefit is equal to 50% of the benefit payable if the officer had terminated employment on the date of his death, survived to payment date (as elected by spouse), elected the 50% joint and survivor form of payment and died the next day. If the executive has at least 15 years of service at time of death, the benefit is equal to 50% of the accrued benefit at time of death payable immediately, but with any applicable early commencement reduction.
     All equity-based LTIP grants immediately vest in the event of death or permanent disability. In the case of disability, the employee has up to five years to exercise stock options. There is a one year expiration period in the case of death for the survivor to exercise stock options.

Termination Scenarios

	Mr. Griffith					Mr. Timken
			Death &	Without	Change in			Death &	Without	Change in
Benefit	Voluntary	For Cause	Disability	Cause	Control	Voluntary	For Cause	Disability	Cause	Control

Cash Severance	$0	$0	$0	$3,800,000	$5,700,000	$0	$0	$0	$3,000,000	$4,500,000
Cash LTIP Award	$0	$0	$948,843	$948,843	$948,843	$0	$0	$462,551	$462,551	$462,551
Equity
Total	$0	$0	$3,654,865	$3,461,607	$3,654,865	$0	$0	$2,191,845	$1,489,582	$1,387,191

Retirement Benefits
Total	$0	$0	$0	$367,000	$6,533,000	$0	$0	$0	$0	$2,355,000

Other Benefits
Total	$0	$0	$1,600,000	$20,000	$30,000	$0	$0	$600,000	$20,000	$30,000

Excise Tax Gross Up					$6,244,892					$3,719,742
Total	$0	$0	$6,203,708	$8,597,450	$23,111,600	$0	$0	$3,254,396	$4,972,133	$12,454,484

	Mr. Eisenberg					Mr. Arnold
			Death &	Without	Change in			Death &	Without	Change in
Benefit	Voluntary	For Cause	Disability	Cause	Control	Voluntary	For Cause	Disability	Cause	Control

Cash Severance	$0	$0	$0	$1,380,000	$2,760,000	$0	$0	$0	$1,152,000	$2,304,000
Cash LTIP Award	$0	$0	$439,464	$439,464	$439,464	$0	$0	$307,625	$307,625	$307,625
Equity
Total	$0	$0	$1,897,013	$1,851,352	$1,897,013	$0	$0	$1,744,735	$825,170	$1,744,735

Retirement Benefits
Total	$0	$0	$0	$395,000	$3,052,000	$0	$0	$0	$0	$2,274,000

Other Benefits
Total	$0	$0	$1,000,000	$15,000	$30,000	$0	$0	$750,000	$15,000	$30,000

Excise Tax Gross-Up					$2,774,479					$2,403,722
Total	$0	$0	$3,336,477	$4,080,816	$10,952,956	$0	$0	$2,802,360	$2,299,795	$9,064,082

	Mrs. Dedo
			Death &	Without	Change in
Benefit	Voluntary	For Cause	Disability	Cause	Control

Cash Severance	$0	$0	$0	$1,008,000	$2,016,000
Cash LTIP Award	$0	$0	$279,659	$279,659	$279,659
Equity
Total	$0	$0	$1,123,115	$1,114,875	$1,123,115

Retirement Benefits
Total	$0	$0	$0	$0	$2,745,000

Other Benefits
Total	$0	$0	$0	$15,000	$30,000

Excise Tax Gross-Up					$2,315,439
Total	$0	$0	$1,402,774	$2,417,534	$8,509,213

EQUITY COMPENSATION PLAN INFORMATION
     The table below sets forth information as of December 31, 2006, regarding the Long-Term Incentive Plan. Under the Long-Term Incentive Plan, the Company has made equity compensation available to Directors, officers, and other employees of the Company. The Long-Term Incentive Plan has been approved by shareholders.

					Number of securities
					remaining available for
	Number of securities to		Weighted-average		future issuance under
	be issued upon exercise		exercise price of		equity compensation plans
	of outstanding options,		outstanding options,		(excluding securities
	warrants and rights		warrants and rights		reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,461,060	(1)	$24.21	(2)	3,302,631	(3)/(4)
Equity compensations plans not approved by security holders:	0		0		0
Total:	5,461,060	(1)	$24.21	(2)	3,302,631	(3)/(4)

(1)	The amount set forth in column (a) includes nonqualified stock options, deferred shares, and dividend credits, but does not include restricted shares or performance units.

(2)	The weighted average exercise price in column (b) includes nonqualified stock options only.

(3)	The amount set forth in column (c) represents shares of Common Stock remaining available under the Long-Term Incentive Plan, which authorizes the Compensation Committee to make awards of option rights, appreciation rights, restricted shares, deferred shares, and performance units. Awards may be credited with dividend equivalents payable in the form of shares of Common Stock. In addition, under the Long-Term Incentive Plan, Nonemployee Directors are entitled to awards of restricted shares, Common Stock and option rights pursuant to a formula set forth in the Long-Term Incentive Plan. The maximum number of shares of Common Stock that may be issued under the Long-Term Incentive Plan as restricted shares and deferred shares cannot (after taking into account any forfeitures and excluding automatic awards of restricted shares to Nonemployee Directors) exceed 15% of the 16,200,000 shares of Common Stock previously authorized for issuance under the Long-Term Incentive Plan. As of December 31, 2006, 1,072,899 shares of Common Stock remained available for future issuance as restricted shares or deferred shares.

(4)	The Company also maintains the Director Deferred Compensation Plan and the 1996 Deferred Compensation Plan pursuant to which Directors and employees, respectively, may defer receipt of shares of Common Stock authorized for issuance under the Long-Term Incentive Plan. The table does not include separate information about these plans because they merely provide for the deferral, rather than the issuance, of shares of Common Stock.

ITEM NO. 2
SHAREHOLDER PROPOSAL
     The Office of the Comptroller of New York City, 1 Centre Street, New York, New York 10007-2341, as custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (the “Funds”) has notified the Company of its intention to offer the following proposal for consideration of the shareholders at the Annual Meeting of Shareholders. The Funds hold 331,023 shares of Common Stock of the Company.
Submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds
WHEREAS, corporations with non-discrimination policies relating to sexual orientation have a competitive advantage to recruit and retain employees from the widest talent pool;
Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity;
The company has an interest in preventing discrimination and resolving complaints internally so as to avoid costly litigation and damage its reputation as an equal opportunity employer;
Atlanta, Seattle and Los Angeles, and San Francisco have adopted legislation restricting business with companies that do not guaranteed equal treatment for lesbian and gay employees and similar legislation is pending in other jurisdictions;
The company has operations in and makes sales to institutions in states and cities which prohibit discrimination on the basis of sexual orientation;
A recent National Gay and Lesbian Taskforce study has found that 16% -44% of gay men and lesbians in twenty cities nationwide experienced workplace harassment or discrimination based on their sexual orientation;
National public opinion polls consistently find more than three-quarters of the American people support equal rights in the workplace for gay men, lesbians, and bisexuals;
A number of Fortune 500 corporations have implemented non-discrimination policies encompassing the following principles:
1)	Discrimination based on sexual orientation and gender identity will be prohibited in the company’s employment policy statement.

2)	The non-discrimination policy will be distributed to all employees.

3)	There shall be no discrimination based on any employee’s actual or perceived health condition, status, or disability.

4)	There shall be no discrimination in the allocation of employee benefits on the basis of sexual orientation or gender identity.

5)	Sexual orientation and gender identity issues will be included in corporate employee diversity and sensitivity programs.

6)	There shall be no discrimination in the recognition of employee groups based on sexual orientation or gender identity.

7)	Corporate advertising policy will avoid the use of negative stereotypes based on sexual orientation or gender identity.

8)	There shall be no discrimination in corporate advertising and marketing policy based on sexual orientation or gender identity.

9)	There shall be no discrimination in the sale of goods and services based on sexual orientation or gender identity, and

10)	There shall be no policy barring on corporate charitable contributions to groups and organizations based on sexual orientation.

RESOLVED: The Shareholders request that management implement equal employment opportunity policies based on the aforementioned principles prohibiting discrimination based on sexual orientation and gender identity.
STATEMENT: By implementing policies prohibiting discrimination based on sexual orientation and gender identity, the Company will ensure a respectful and supportive atmosphere for all employees and enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.
THE BOARD OF DIRECTORS’ RESPONSE TO THE SHAREHOLDER PROPOSAL
     The Timken Company is an equal opportunity employer. Our long-stated policy is clear and simple. The Company treats all associates and applicants equally according to their individual qualifications, abilities, experiences and other employment standards. This global policy is contained in the Company’s Associate Handbook that is widely distributed to the Company’s associates. We further state in the Handbook that the Company does not, and will not, tolerate any discrimination or harassment, and any associate violating the equal employment policy or policy against harassment is subject to disciplinary action, which can include discharge.
     The Company believes it is not necessary to adopt this shareholder proposal because our policies already address the concerns this proposal seeks to address. Moreover, we believe it is not practical or even possible to list all possible categories on which to prohibit discrimination. We recognize the value of a truly diverse workforce and will continue to strive to achieve that objective.
     A favorable vote of a majority of the votes cast on the shareholder proposal is necessary for approval of the shareholder proposal. Abstentions and broker non-voters will not be counted for determining whether the shareholder proposal is approved.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

AUDITORS
     The independent accounting firm of Ernst & Young LLP has acted as the Company’s auditor for many years and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. Set forth below are the aggregate fees billed by Ernst & Young for professional services rendered to the Company in 2005 and 2006.

	2005		2006
Audit fees:
Consolidated financial statements	$1,642,200		$1,727,900
Sarbanes Oxley — Section 404 attestation	1,860,900	*	1,411,000
Statutory audits	971,100		1,021,100
Regulatory filings (SEC)	—		126,900
Accounting consultations	417,700	*	426,200

	4,891,900		4,713,100
Audit-related fees:
Employee benefit plan audits	232,900		225,200
International statutory filings	—		30,000
Due diligence related to acquisitions	144,800		—

	377,700		255,200
Tax fees:
Tax compliance	697,200		1,197,400
Tax advisory	146,500		362,100

	843,700		1,559,500

All other fees:	—		—

	$6,113,300		$6,527,800

*	Includes $749,300 billed in 2005 for the 2004 audit.
     The Audit Committee has adopted policies and procedures requiring pre-approval of all audit and non-audit services provided by the independent auditor. Other than audit and non-audit services pre-approved in connection with the annual engagement of the independent auditor, all services to be provided by the independent auditor must be pre-approved by the Audit Committee. Requests for pre-approval must contain sufficient detail to ensure the Audit Committee knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. Additionally, the Audit Committee has pre-approved the provision of a limited number of specific services that do not require further action by the Audit Committee. The Audit Committee has delegated its pre-approval authority to one of its members who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. All of the services described above under “Audit-related fees” and “Tax fees” were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than 10% of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to provide the Company with copies of such reports. The Company is required to disclose any failure by any of the above-mentioned persons to file timely Section 16 reports.
     Based solely upon its review of the copies of such reports furnished to the Company, or written representations that no forms were required to be filed, the Company is not aware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2006, by its Executive Officers, Directors, or 10% shareholders, except for the following: a sale of shares by a member of the household of John M. Timken, Jr. reported late; a sale of shares by Joseph F. Toot, Jr. reported late; and two sales of shares by Ward J. Timken, Jr. to pay for taxes in connection with the vesting of Restricted Stock awards reported late.
SUBMISSION OF SHAREHOLDER PROPOSALS
     The Company must receive by November 27, 2007, any proposal of a shareholder intended to be presented at the 2008 Annual Meeting of Shareholders and to be included in the Company’s proxy materials related to the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2008 Annual Meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company by February 10, 2008, or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. The Company’s proxy related to the 2008 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after February 10, 2008.
SHAREHOLDER COMMUNICATIONS
     Shareholders or interested parties may send communications to the Board of Directors, any standing committee of the Board, or to any Director in particular, in writing to c/o The Timken Company, 1835 Dueber Avenue, S.W., P.O. Box 6932, Canton, Ohio 44706-0932. Shareholders or interested parties may also submit questions, concerns or reports of misconduct through the Timken Helpline at 1-800-846-5363 and may remain anonymous. Communications received may be reviewed by the office of the General Counsel to ensure appropriate and careful review of the matter.
GENERAL
     On the record date of February 16, 2007, there were outstanding 94,699,534 shares of Common Stock, each entitled to one vote upon all matters presented to the meeting. The presence in person or by proxy of not less than fifty percent of such shares shall constitute a quorum for purposes of the Annual Meeting of Shareholders.
     The enclosed proxy is solicited by the Board of Directors, and the entire cost of solicitation will be paid by the Company. In addition to solicitation by mail, officers and other employees of the Company, without extra remuneration, may solicit the return of proxies by telephone, telegraph, facsimile, personal contact or other means of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee not to exceed $9,500, plus reasonable out-of-pocket expenses.
     Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted FOR the election of Directors as indicated under Item No. 1, AGAINST the shareholder proposal indicated under Item No. 2, and, as to any other business as may be properly brought before the Annual Meeting of Shareholders and any adjournments or postponements thereof, in the discretion of the proxy holders.
     You may, without affecting any vote previously taken, revoke your proxy at any time before the Annual Meeting of Shareholders by a later dated proxy received by the Company, or by giving notice to the Company either in writing or at the meeting.
     National City Bank (“National City”) will be responsible for tabulating the results of shareholder voting. National City will submit a total vote only, keeping all individual votes confidential. Representatives of National City will serve as inspectors of election for the Annual Meeting of Shareholders. Under Ohio law and the Company’s Amended Articles of Incorporation and Amended Regulations, properly executed proxies marked “abstain” will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting of Shareholders, but proxies representing shares held in “street name” by brokers that are not voted with respect to any proposal will not be counted for quorum purposes.
     After April 1, 2007, the Company will furnish to each shareholder, upon written request and without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended            December 31, 2006, including financial statements and schedules thereto, filed with the Securities and Exchange Commission. Requests should be addressed to Scott A. Scherff, Corporate Secretary and Assistant General Counsel, The Timken Company, 1835 Dueber Avenue, S.W. — GNE-01, Canton, Ohio 44706-2798.

APPENDIX A
NEW YORK STOCK EXCHANGE
INDEPENDENCE STANDARDS
1. No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).
2. In addition, a director is not independent if:
(i)	The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

(ii)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)	(A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

A-1

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 94856
Cleveland, OH 44101-4800

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535800, Pittsburgh, PA 15253.

Vote by Telephone
 Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
 Access the Website and
Cast your vote:
http://www.cesvote.com

Vote by Mail
 Return your proxy
in the Postage-Paid
 envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your proxy by mail.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

The Timken Company	proxy / voting instruction card
The undersigned appoints W. J. Timken, Jr.; James W. Griffith; and Scott A. Scherff; and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on May 1, 2007 at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

Signature

Signature (if jointly held)

Date:	, 2007

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE

Notice Of Annual Meeting Of Shareholders

May 1, 2007
10:00 a.m.
Corporate Auditorium (C1G)
The Timken Company
1835 Dueber Avenue, S.W.
Canton, OH 44706-2798
Telephone: (330) 438-3000
Parking: Shareholders attending the meeting may park in the visitor lot behind the Corporate Office building.
Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.

For directions to the Annual Meeting, you may call 330-471-3924.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE
If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company’s transfer agent, National City Bank, Post Office Box 92301, Cleveland, Ohio 44193-0900, or the Company in writing.
To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.
ê Please fold and detach card at perforation before mailing. ê

The Timken Company	proxy / voting instruction card
The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote FOR proposal 1 and AGAINST proposal 2.

1.	Election of Directors to serve in Class I for a term of three years:

(1) James W. Griffith (2) Jerry J. Jasinowski (3) John A. Luke, Jr. (4) Frank C. Sullivan (5) Ward J. Timken

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY to vote
	(except as marked to the contrary below)		for all nominees listed above
To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below:

The Board of Directors recommends a vote AGAINST proposal 2.
2.	Shareholder proposal regarding changing Timken’s equal employment opportunity policy to specifically prohibit discrimination based on sexual orientation and gender identity.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.